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                                                                   Exhibit 9 (a)

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                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                               THE RBB FUND, INC.
                                       for
                                  THE BEA FUNDS

                                       and

                       STATE STREET BANK AND TRUST COMPANY


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                                TABLE OF CONTENTS


                                                                                                                 Page
         1.       Terms of Appointment; Duties of the Bank........................................................1

         2.       Fees and Expenses...............................................................................3

         3.       Representations and Warranties of the Bank......................................................4

         4.       Representations and Warranties of the Fund......................................................4

         5.       Wire Transfer Operating Guidelines..............................................................5

         6.       Data Access and Proprietary Information.........................................................7

         7.       Indemnification.................................................................................8

         8.       Standard of Care................................................................................9

         9.       Covenants of the Fund and the Bank..............................................................9

         10.      Termination of Agreement.......................................................................10

         11.      Additional Funds...............................................................................10

         12.      Assignment.....................................................................................11

         13.      Amendment......................................................................................11

         14.      Massachusetts Law to Apply.....................................................................11

         15.      Force Majeure..................................................................................11

         16.      Consequential Damages..........................................................................11

         17.      Merger of Agreement............................................................................12

         18.      Counterparts...................................................................................12

         19.      Reproduction of Documents......................................................................12

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                      TRANSFER AGENCY AND SERVICE AGREEMENT


AGREEMENT made as of the 15th day of October, 1996, by and between THE RBB FUND, INC., a Maryland corporation, having its principal office and place of business at Bellevue Park Corporate Center, 400 Bellevue Parkway, Suite 100, Wilmington, DE 19809 (the "Fund"), with respect to The Bea Funds and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, The Bea Funds of the Fund intend to initially offer shares in ten series identified on Schedule A (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

WHEREAS, the Fund desires to appoint the Bank with respect to the Portfolios as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

l.         Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, with respect to the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the Fund's authorized and issued shares of its common stock, $ .001 par value, ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

1.2 The Bank agrees that it will perform the following services:

           (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:
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                    (i)      Receive for acceptance, orders for the purchase of
                             Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Portfolio authorized pursuant to the Articles of Incorporation of the Fund (the "Custodian");

                    (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                    (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                    (iv) In respect to the transactions in items (i), (ii) and (iii) above, the Bank shall execute transactions directly with broker-dealers authorized by the Fund;

                    (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                    (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                    (vii) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

                    (viii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                    (ix) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing and

                    (x) Record the issuance of shares of the Portfolios and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Portfolios which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Bank shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the


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                             Fund. The Bank shall notify the Fund in case any
                             proposed issue of shares by the Portfolios would result in an over-issue as defined by Section 8-210 of Article 8 of the Uniform Commercial Code. In case any issue of shares would result in such an over-issue, the Bank shall refuse to issue said shares and shall not countersign and issue certificates (if any) for such shares.

          (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

           (c) In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

           (d) Procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

           (e) The Bank shall provide additional services on behalf of the Fund (e.g., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

2.        Fees and Expenses

2.1 For the performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of


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          each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, mailing and tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

2.3 The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

3.        Representations and Warranties of the Bank

The Bank represents and warrants to the Fund that:

3.1 It is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

3.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.        Representations and Warranties of the Fund

The Fund represents and warrants to the Bank that:

4.1 It is a corporation duly organized and existing and in good standing under the laws of Maryland.


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4.2       It is empowered under applicable laws and by its Articles of
          Incorporation and By-Laws to enter into and perform this Agreement.

4.3 All corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.4 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940, as amended.

4.5 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.        Wire Transfer Operating Guidelines/Articles 4A of the Uniform
          Commercial Code

          5.1 The Bank is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Bank has been instructed to transfer. The Bank shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.

          5.2 The Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by the Bank. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Bank in writing. The Fund must notify the Bank immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Bank shall verify the authenticity of all Fund instructions according to the Security Procedure.

          5.3 The Bank shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

          5.4 The Bank reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be


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                    charged at the time of the Bank's receipt of such payment
                    order; (b) if initiating such payment order would cause the Bank, in the Bank's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Bank; or (c) if the Bank, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

          5.5 The Bank shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Bank reasonable opportunity to act. However, the Bank assumes no liability if the request for amendment or cancellation cannot be satisfied.

          5.6 The Bank shall assume no responsibility for failure to detect any erroneous payment order provided that the Bank complies with the payment order instructions as received and the Bank complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

          5.7 The Bank shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Bank is notified of the unauthorized payment order within thirty (30) days of notification by the Bank of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Bank be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

          5.8 When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Bank will act as an Originating Depository Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Bank with respect to an ACH credit entry are provisional until the Bank receives final settlement for such entry from the Federal Reserve Bank. If the Bank does not receive such final settlement, the Fund agrees that the Bank shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

          5.9 Confirmation of Bank's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Bank's proprietary information systems, or by facsimile or call-back. Fund must report any objections to the execution of an order within thirty (30) days.


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6.        Data Access and Proprietary Information

6.1 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Bank as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

          (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;

          (b) to refrain from copying or duplicating in any way the Proprietary Information;

          (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

          (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

          (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties;

          (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 6. The obligations of this Section shall survive any earlier termination of this Agreement.

6.2 If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the


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          Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.3 If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

7.        Indemnification

7.1 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

          (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

          (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder;

          (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar;

          (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio;

          (e) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares and


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          (f)       The negotiations and processing of checks made payable to
                    prospective or existing Shareholders tendered to the Bank for the purchase of Shares, such checks are commonly known as "third party checks."

7.2 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the written opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

7.3 In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Bank, the Bank shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Bank except with the Fund's prior written consent.

8.        Standard of Care

          The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

9.        Covenants of the Fund and the Bank

9.1 The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

          (a) A certified copy of the resolution of the Board of Directors of the Fund authorizing


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                    the appointment of the Bank and the execution and delivery of this Agreement.

          (b) A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

9.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

9.3 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Fund Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

9.4 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

9.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

10.       Termination of Agreement

10.1 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

10.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and a charge equivalent to the average of three (3) months' fees.

11.       Additional Funds

          In the event that the Fund establishes one or more series of Shares in addition to the


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
          Portfolios with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

12.       Assignment

12.1 Except as provided in Section 12.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

12.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.3 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)"),
          (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to
          Section 17A(c)(2) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

13.       Amendment

          This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.

14.       Massachusetts Law to Apply

          This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

15.       Force Majeure

          In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

16.       Consequential Damages

          Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

17.       Merger of Agreement

          This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

18.       Counterparts

          This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

19.       Reproduction of Documents

          This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.


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
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                            THE RBB FUND, INC.


                                            BY: /s/ Edward J. Roach
                                                -------------------------------
                                                The RBB Fund, Inc.
                                                Edward J. Roach
                                                President & Treasurer

ATTEST:

/s/ ???
---------------------------
Assistant Secretary


                                             STATE STREET BANK AND TRUST COMPANY


                                             BY: /s/ ???
                                                 ------------------------------
                                                 Executive Vice President


ATTEST:


/s/ ???
----------------------------

                        STATE STREET BANK & TRUST COMPANY
                         FUND SERVICE RESPONSIBILITIES*

Service Performed                                             Responsibility
-----------------                                             --------------
                                                            Bank          Fund
                                                            ----          ----
1.       Receives orders for the purchase                     X
         of Shares.

2.       Issue Shares and hold Shares in                      X
         Shareholders accounts.

3.       Receive redemption requests.                         X

4.       Effect transactions 1-3 above                        X
         directly with broker-dealers.

5.       Pay over monies to redeeming                         X
         Shareholders.

6.       Effect transfers of Shares.                          X

7.       Prepare and transmit dividends                       X
         and distributions.

8.       Issue Replacement Certificates.                      X

9.       Reporting of abandoned property.                     X

10.      Maintain records of account.                         X

11.      Maintain and keep a current and                      X
         accurate control book for each
         issue of securities.

12.      Mail proxies.                                        X

13.      Mail Shareholder reports.                            X

14.      Mail prospectuses to current                         X
         Shareholders.

15.      Withhold taxes on U.S. resident                      X
         and non-resident alien accounts.

Service Performed                                             Responsibility
-----------------                                             --------------
                                                            Bank          Fund
                                                            ----          ----

16.      Prepare and file U.S. Treasury                       X
         Department forms.

17.      Prepare and mail account and                         X
         confirmation statements for
         Shareholders.

18.      Provide Shareholder account                          X
         information.

19.      Blue sky reporting.                                  X

* Such services are more fully described in Section 1.2 (a), (b) and (c) of the Agreement.



                                            THE RBB FUND, INC.


                                            BY: /s/ Edward J. Roach
                                                -------------------------------
                                                The RBB Fund, Inc.
                                                Edward J. Roach
                                                President & Treasurer

ATTEST:

/s/ ???
---------------------------
Assistant Secretary


                                             STATE STREET BANK AND TRUST COMPANY


                                             BY: /s/ ???
                                                 ------------------------------
                                                 Executive Vice President


ATTEST:


/s/ ???
----------------------------

                                   SCHEDULE A

BEA International Equity - Institutional
BEA Emerging Markets Equity - Institutional
BEA US Core Equity - Institutional
BEA Balanced - Institutional
BEA US Core Fixed Income - Institutional
BEA Strategic Global Fixed Income Fund-Institutional
BEA High Yield - Institutional
BEA Municipal Bond - Institutional
BEA International Equity - Advisor
BEA Emerging Markets Equity - Advisor
BEA Global Telecommunications - Advisor
BEA High Yield - Advisor

                          [BEA ASSOCIATES LETTERHEAD]



October 9, 1997

Mr. Suresh Patel
Boston Financial Data Services, Inc.
Two Heritage Drive - 3rd Floor
Quincy, MA 02171

Dear Suresh:

Pursuant to previous conversations, this letter is to confirm that we are in agreement to the billing methodology that is in place for the BEA Portfolios of The RBB Fund, Inc. The current minimum annual fee payable to Boston Financial Data Services, Inc. of $226,000 ($126,000 for seven Institutional Portfolios and $100,000 for four Advisor Portfolios) will be billed at the complex level. The fee will then be allocated to each Portfolio based on its total assets in aggregate (versus share class). Based on the original fee schedule, $30,000 of the $226,000 will be waived for the first year that the agreement is in place.

If you are in agreement with the above, please sign this letter where indicated and return to me.

If you have any questions, please do not hesitate to contact me.

Very truly yours,


/s/  Wendy Setnicka
------------------------
Wendy Setnicka
Assistant Vice President


The information included herein is correct.



Signature:  /s/  Suresh Patel       Title:
            -----------------               ---------------------
            Suresh Patel

                                                             [STATE STREET LOGO]

                        FEE INFORMATION FOR SERVICES AS
                  PLAN, TRANSFER AND DIVIDEND DISBURSING AGENT

                                 BEA ASSOCIATES

ANNUAL ACCOUNT SERVICE FEES

     DAILY DIVIDEND FUND                     $ 14.00
     NON-DAILY DIVIDEND FUND                 $ 12.00

     CLOSED ACCOUNT FEE                      $ 1.50

     COMPLEX MINIMUM
          INSTITUTIONAL (UP TO 9 CUSIPS)     $162,000
          *RETAIL (UP TO 4 CUSIPS)           $100,000
          NEW CUSIPS                         $18,000

FEES ARE BILLABLE ON A MONTHLY BASIS AT THE RATE OF 1/12 OF THE ANNUAL FEE. A CHARGE IS MADE FOR AN ACCOUNT IN THE MONTH THAT AN ACCOUNT OPENS OR CLOSES. ACCOUNT SERVICE FEES ARE THE HIGHER OF: OPEN ACCOUNT CHARGES PLUS CLOSED ACCOUNT CHARGES OR THE COMPLEX MINIMUM.

ACTIVITY BASED FEES

     NEW ACCOUNT SET-UP                      $ 5.00/EACH
     MANUAL TRANSACTIONS                     $ 1.50/EACH
     TELEPHONE CALLS                         $ 2.50/EACH
     CORRESPONDENCE                          $ 1.50/EACH
     RESEARCH REQUESTS                       $ 1.50/EACH

THIRD PARTY INTERFACE                        $10,000/ANNUALLY/PER INTERFACE

BANKING SERVICES

     CHECKWRITING SETUP                      $ 5.00
     CHECKWRITING (PER DRAFT)                $ 1.00
     ACH                                     $ .35

OTHER FEES

     INVESTOR PROCESSING                     $ 1.80/INVESTOR
     12b-1 COMMISSIONS                       $ 1.20/ACCOUNT

CONVERSION FEES

     PER ACCOUNT FEE                         $ 1.00
     MINIMUM (PER COMPLEX)                   $ 20,000

IRA CUSTODIAL FEES

     ANNUAL MAINTENANCE                      $ 20.00/ACCOUNT

                                                        [STATE STREET BANK LOGO]

OUT-OF-POCKET EXPENSES                                        BILLED AS INCURRED

Out-of-Pocket expenses include but are not limited to: confirmation statements, investor statements, postage, forms, audio response, telephone, records retention, federal wire, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the fund.

* This fee will be phased in for a one year period.










BEA ASSOCIATES                               STATE STREET BANK AND TRUST CO.

By                                           By     /s/ ???
      --------------------                         ------------------------
Title                                        Title  ???
      --------------------                         ------------------------
Date                                         Date   11/4/96
      --------------------                         ------------------------


REVISED 10/31/96

                                                            [STATE STREET LOGO]



                            ADDENDUM TO FEE SCHEDULE

                                 BEA ASSOCIATES


-------------------------------------------------------------------------------

The Retail Complex Minimum will be phased in over a one year period as follows:


RETAIL COMPLEX MINIMUM
----------------------


     Months 0 - 3                  $10,000

     Months 4 - 6                  $15,000

     Months 7 - 9                  $20,000

     Months 10 - 12                $25,000






BEA ASSOCIATES                     STATE STREET BANK AND TRUST CO.


By                                 By /s/ ????????
 -------------------------------     -----------------------------

Title                              Title  ????????
     ---------------------------        --------------------------

Date                               Date    4/4/96
    ----------------------------        --------------------------

Revised 10/31/96